UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2003

ASYST TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

000-22430	94-2942251
(Commission File No.)	(IRS Employer Identification No.)

48761 Kato Road
Fremont, California 94538
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 661-5000

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On November 6, 2003, the registrant issued a press release addressing results for its second fiscal quarter ended September 27, 2003. In conjunction with that press release, the registrant conducted a conference call on November 6, 2003 to discuss those results with investors and financial analysts.

     That press release, dated November 6, 2003 and titled “Asyst Technologies Reports Results for Second Quarter of Fiscal 2004,” is attached hereto as Exhibit 99.1. A transcript of the conference call is attached hereto as Exhibit 99.2.

     The information in this Current Report, including the exhibits hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Sections 11 or 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibits shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

     This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding expectations as to timing and amount of sales, margin, cost savings, market conditions, cash flow, tax benefit, restructuring costs and other future events. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. Such risks include, but are not limited to, those associated with the cyclical nature of the semiconductor industry, registrant’s ability to secure additional financing to meet its future financial needs, competition, the concentration of the registrant’s customer base and outsourcing of registrant’s manufacturing. More information about Asyst and these and other risks related to Asyst is detailed in Asyst’s most recent annual report on Form 10-K for the fiscal year ended March 31, 2003, as amended, and its quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. Asyst does not undertake an obligation to update forward-looking statements.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 11, 2003	ASYST TECHNOLOGIES, INC.

	By:	/s/ David L. White

David L. White Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release titled “Asyst Technologies Reports Results for Second Quarter of Fiscal 2004” dated November 6, 2003.

99.2	Transcript of conference call conducted by the registrant on November 6, 2003.